EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated July 28, 1995 included in the Mississippi Chemical Corporation 1995 Annual Report to Shareholders. It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 1995 or performed any audit procedures subsequent to the date of our report.


                                        /s/ Arthur Andersen LLP

Memphis, Tennessee
September 26, 1995.